t:\gtimms\casmagic\pledgeag.04          02/03/97    5:30PM

     8

     ACCOUNTS  PLEDGE  AGREEMENT

          THIS ACCOUNTS PLEDGE AGREEMENT (the "AGREEMENT") is made and entered into as of August 22, 1996 by Casino Magic of Louisiana, Corp., a Louisiana corporation (the "DEBTOR"), whose address is 711 Casino Magic Drive, Bay St. Louis, Missouri 39520, in favor of First Union Bank of Connecticut, a Connecticut state banking corporation (the "SECURED PARTY") whose address is 10 State Street Square, Hartford, Connecticut 06103-3698, for the benefit of the holders ("HOLDERS") of the $115,000,000 First Mortgage Notes due 2003 With Contingent Interest (the "NOTES").

     WITNESSETH

          WHEREAS, the Debtor is the issuer of the Notes pursuant to that certain Indenture dated as of the date hereof (the "INDENTURE"), by and among the Debtor, Jefferson Casino Corporation and Secured Party.

          WHEREAS, the Debtor and the Secured Party have entered into that certain Cash Collateral and Disbursement Agreement dated as of the date hereof (the "DISBURSEMENT AGREEMENT"), with First National Bank of Commerce (said Party, or any successor "Disbursement Agent" under the Disbursement Agreement, hereinafter referred to as the "Agent") providing for (a) the Debtor to escrow the proceeds of the issuance of the Notes into certain accounts to be held by the Agent in trust for the benefit of the Debtor and pledged to the Secured Party and (b) the disbursement of funds held in such accounts. When capitalized and used herein, terms defined in the Disbursement Agreement and not otherwise defined herein shall have the meanings ascribed to them in the Disbursement Agreement; and

          WHEREAS, the Secured Party has required, as a condition precedent to entering into the Disbursement Agreement, that the Debtor shall have made the pledge contemplated by this Agreement.


     AGREEMENT

          NOW, THEREFORE, in consideration of the premises and in order to induce the Secured Party to enter into the Disbursement Agreement, the Debtor agrees with the Secured Party for its benefit as follows:

               Pledge.    The Debtor hereby pledges to the Secured Party for
its benefit, and grants to the Secured Party for the benefit of the holders of the Notes, a security interest in the following collateral (the "PLEDGED
COLLATERAL"):       Pledge.  The Debtor hereby pledges to the Secured Party
for its benefit, and grants to the Secured Party for the benefit of the holders of the Notes, a security interest in the following collateral (the "PLEDGED COLLATERAL"):

                    all of Debtor's right, title and interest in and to the Accounts (including without limitation the Interest Reserve Account, the Construction Disbursement Account, the Completion Reserve Account, the Operating Reserve Account, the Escrow Account and the Disbursement Funds Account) and all funds, assets, securities, accounts or investments from time to time credited thereto or deposited therein (the "PLEDGED SECURITIES"), together with all additions to, replacements of or substitutions for such Accounts and Pledged Securities and other assets, and all income, interest,
and  dividends  (stock or otherwise) thereon;           all of Debtor's right,
title and interest in and to the Accounts (including without limitation the Interest Reserve Account, the Construction Disbursement Account, the Completion Reserve Account, the Operating Reserve Account, the Escrow Account and the Disbursement Funds Account) and all funds, assets, securities, accounts or investments from time to time credited thereto or deposited therein (the "PLEDGED SECURITIES"), together with all additions to, replacements of or substitutions for such Accounts and Pledged Securities and other assets, and all income, interest, and dividends (stock or otherwise) thereon;

                    all cash, instruments and other rights, property or proceeds or products from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Accounts or the
Pledged  Securities;       all cash, instruments and other rights, property or
proceeds or products from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Accounts or the Pledged Securities;

                    all other claims of any kind or nature, and any instruments, certificates, chattel paper or other writings evidencing such claims, whether in contract or tort and whether arising by operation of law, consensual agreement or otherwise, at any time acquired by Debtor as owner of any Account or Pledged Security; and all other claims of any kind or nature, and any instruments, certificates, chattel paper or other writings evidencing such claims, whether in contract or tort and whether arising by operation of law, consensual agreement or otherwise, at any time acquired by Debtor as owner of any Account or Pledged Security; and

                    to  the  extent  not included in any of the foregoing, all
proceeds  and products of the foregoing.     to the extent not included in any
of  the  foregoing,  all  proceeds  and  products  of  the  foregoing.

               Security for Obligations.  The Pledged Collateral secures and shall hereafter secure (i) the payment by Debtor to the Holders or Secured Party of all indebtedness now or hereafter owed to the Holders or Secured
Party by Debtor in connection with the transactions related to the Notes and the Indenture (the "BOSSIER CITY FINANCING"), whether at stated maturity, by acceleration or otherwise, including, without limitation, Debtor's obligations under the Indenture, the Notes or any related documents securing the obligations thereunder, together with any interest thereon, payments for early termination, fees, expenses, increased costs, indemnification or otherwise, in connection therewith and extensions, modifications and renewals thereof, (ii) the performance by Debtor of all other obligations and the discharge of all other liabilities of Debtor to the Holders or Secured Party of every kind and charac-ter arising from the Bossier City Financing, whether direct or indirect,  absolute  or  contingent,  due  or  to  become due, now existing or hereafter arising, joint, several, joint and several (i.e., solidary), and whether created under this Agreement or any other agreement to which Debtor and Secured Party are parties, (iii) any and all sums advanced by Secured Party in order to preserve the Pledged Collateral or preserve Secured Party's security interest in the Pledge Collateral (or the priority thereof), and (iv) the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Pledged Collateral, of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of Secured Party referred to above, or of any exercise by Secured Party of its rights hereunder, together with reasonable attorneys' fees and disbursements and court costs (collectively, the "OBLIGATIONS"). All payments and performance by Debtor with respect to any Obligations shall be in accordance with the terms under which said indebtedness, obligations and liabilities were or are hereafter incurred or created.
Security  for  Obligations.    The  Pledged  Collateral  secures  and  shall
hereafter secure (i) the payment by Debtor to the Holders or Secured Party of all indebtedness now or hereafter owed to the Holders or Secured Party by Debtor in connection with the transactions related to the Notes and the Indenture (the "BOSSIER CITY FINANCING"), whether at stated maturity, by acceleration or otherwise, including, without limitation, Debtor's obligations under the Indenture, the Notes or any related documents securing the obligations thereunder, together with any interest thereon, payments for early termination, fees, expenses, increased costs, indemnification or otherwise, in connection therewith and extensions, modifications and renewals thereof, (ii) the performance by Debtor of all other obligations and the discharge of all other liabilities of Debtor to the Holders or Secured Party of every kind and charac-ter arising from the Bossier City Financing, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, joint, several, joint and several (i.e., solidary), and whether created under this Agreement or any other agreement to which Debtor and Secured Party are parties, (iii) any and all sums advanced by Secured Party in order to preserve the Pledged Collateral or preserve Secured Party's security interest in the Pledge Collateral (or the priority thereof), and (iv) the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Pledged Collateral, of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of Secured Party referred to above, or of any exercise by Secured Party of its rights hereunder, together with reasonable attorneys' fees and disbursements and court costs (collectively, the "OBLIGATIONS"). All payments and performance by Debtor with respect to any Obligations shall be in accordance with the terms under which said indebtedness, obligations and liabilities were or are hereafter incurred or created.

               Perfection of Security Interest. The Debtor shall take all steps necessary or appropriate in order to evidence, perfect and protect the security interest herein granted to the Secured Party as a first priority security interest in the Pledged Collateral. Such steps shall include without limitation the steps described in Section 2 of the Disbursement Agreement, and any further steps reasonably requested by the Disbursement Agent. Perfection of Security Interest. The Debtor shall take all steps necessary or appropriate in order to evidence, perfect and protect the security interest herein granted to the Secured Party as a first priority security interest in the Pledged Collateral. Such steps shall include without limitation the steps described in Section 2 of the Disbursement Agreement, and any further steps reasonably requested by the Disbursement Agent.

               Further  Assurances.   The Debtor agrees that at any time and
from time to time, at the expense of the Debtor, the Debtor will promptly execute and deliver and will cause the Agent to execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Secured Party or Agent may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral and to
carry  out the provisions and purposes hereof.          Further Assurances.
The Debtor agrees that at any time and from time to time, at the expense of the Debtor, the Debtor will promptly execute and deliver and will cause the Agent to execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Secured Party or Agent may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral and to carry out the provisions and purposes hereof.

               Subsequent  Changes  Affecting Collateral; Transfers and Other
Liens; Additional Indebtedness.     Subsequent Changes Affecting Collateral;
Transfers  and  Other  Liens;  Additional  Indebtedness.

                    The Debtor represents to the Secured Party that the Debtor has made its own arrangements for keeping informed of changes or potential changes affecting the Pledged Collateral, and the Debtor agrees that the Secured Party shall have no responsibility or liability for informing the Debtor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto. The Debtor represents to the Secured Party that the Debtor has made its own arrangements for keeping informed of changes or potential changes affecting the Pledged Collateral, and the Debtor agrees that the Secured Party shall have no responsibility or liability for informing the Debtor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto.

                    The Debtor agrees that it will not, except as permitted by the Disbursement Agreement, (i) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral or (ii) create or permit to exist any lien upon or with respect to any of the Pledged Collateral except pursuant to this Agreement. The Debtor agrees that it will not, except as permitted by the Disbursement Agreement, (i) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral or (ii) create or permit to exist any lien upon or with respect to any of the Pledged
Collateral  except  pursuant  to  this  Agreement.

                    The Debtor agrees that it will (i) cause the obligors or issuers thereunder not to issue any other debt or other securities in substitution for the Pledged Collateral except to the Debtor (or, in the event that such Pledged Collateral is credited to or deposited into an Account, to such Account), and (ii) deliver hereunder to the Agent immediately upon its acquisition (directly or indirectly) thereof, any and all writings evidencing
any  additional  Pledged  Collateral.       The Debtor agrees that it will (i)
cause the obligors or issuers thereunder not to issue any other debt or other securities in substitution for the Pledged Collateral except to the Debtor (or, in the event that such Pledged Collateral is credited to or deposited into an Account, to such Account), and (ii) deliver hereunder to the Agent immediately upon its acquisition (directly or indirectly) thereof, any and all writings evidencing any additional Pledged Collateral.

                    The Debtor agrees that any or all payments and distributions made under the Pledged Collateral shall be deposited directly in
the  applicable  Account.       The Debtor agrees that any or all payments and
distributions made under the Pledged Collateral shall be deposited directly in the applicable Account.

                    If received by the Debtor, such payments and distributions shall be received in trust for the benefit of the Secured Party, shall be segregated from other property or funds of Debtor and shall forthwith be deposited into the Account in the same form as so received (with any necessary
endorsement).       If received by the Debtor, such payments and distributions shall be received in trust for the benefit of the Secured Party, shall be segregated from other property or funds of Debtor and shall forthwith be deposited into the Account in the same form as so received (with any necessary endorsement).

               Secured Party Appointed Attorney-in-Fact. The Debtor hereby appoints the Secured Party the Debtor's attorney-in-fact, with full authority in the place and stead of the Debtor and in the name of the Debtor or otherwise, from time to time in the Secured Party's discretion, to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement. Secured Party Appointed Attorney-in-Fact. The Debtor hereby appoints the Secured Party the Debtor's attorney-in-fact, with full authority in the place and stead of the Debtor and in the name of the Debtor or otherwise, from time to time in the Secured Party's discretion, to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement.

               Secured Party May Perform. If the Debtor fails to perform any agreement contained herein, the Secured Party may itself perform, or cause performance of, such agreement, and the expenses of the Agent incurred in
connection  therewith  shall  be payable by the Debtor.     Secured Party May
Perform.   If the Debtor fails to perform any agreement contained herein, the
Secured Party may itself perform, or cause performance of, such agreement, and the expenses of the Agent incurred in connection therewith shall be payable by the Debtor.

               Default  and  Remedies.          Default  and  Remedies.

                    It  shall  Constitute an "EVENT OF DEFAULT" hereunder if
an  Event  of  Default  occurs  under the Disbursement Agreement.     It shall
Constitute an "EVENT OF DEFAULT" hereunder if an Event of Default occurs under the Disbursement Agreement.

                    Upon the occurrence of an Event of Default, the Secured Party may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the Uniform Commercial Code (the "CODE") in effect in the State of Louisiana at that time, and the rights and remedies provided in the Indenture, the Secured Party may also, without notice except as specified below, (i) perform any of the Debtor's obligations under this Agreement for the Debtor's account. Any money expended or obligations incurred in doing so, including reasonable attorney's fees and interest at the rate provided in the Notes, will be charged to the Debtor and added to the obligation secured by this Agreement; (ii) take immediate possession of the Pledged Collateral; and (iii) sell the Pledged Collateral or any part thereof in one or more parcels at one or more public or private sales, at any exchange, broker's board or at any of the Secured Party's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Secured Party may deem commercially reasonable. The Debtor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale.
 The  Debtor  agrees  that,  to the extent notice of sale shall be required by law, at least ten days' notice to the Debtor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Secured Party, in its discretion, if permitted by law, may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for and purchase for its account the whole or any part of the Pledged Collateral at any public sale or sale on any
securities  exchange  or  other  recognized  market.    Notwithstanding  the
foregoing,  the  Secured  Party  shall  not  be  obligated to make any sale of
Pledged  Collateral  regardless  of  notice  of  sale  having been given.  The
Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each purchaser at any such sale shall acquire the property sold free and clear
of any claim or right of the Debtor or the Agent.                         Upon
the occurrence of an Event of Default, the Secured Party may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the Uniform Commercial Code (the "CODE") in effect in the State of Louisiana at that time, and the rights and remedies provided in  the  Indenture,  the  Secured  Party  may  also,  without notice except as specified below, (i) perform any of the Debtor's obligations under this Agreement for the Debtor's account. Any money expended or obligations incurred in doing so, including reasonable attorney's fees and interest at the rate provided in the Notes, will be charged to the Debtor and added to the obligation secured by this Agreement; (ii) take immediate possession of the Pledged Collateral; and (iii) sell the Pledged Collateral or any part thereof in one or more parcels at one or more public or private sales, at any exchange, broker's board or at any of the Secured Party's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Secured Party may deem commercially reasonable. The Debtor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale.
 The  Debtor  agrees  that,  to the extent notice of sale shall be required by law, at least ten days' notice to the Debtor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Secured Party, in its discretion, if permitted by law, may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for and purchase for its account the whole or any part of the Pledged Collateral at any public sale or sale on any
securities  exchange  or  other  recognized  market.    Notwithstanding  the
foregoing, the Secured Party shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The
Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each purchaser at any such sale shall acquire the property sold free and clear of any claim or right of the Debtor or the Agent.

                    Any cash held by the Secured Party as Pledged Collateral and all cash proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral may, in the discretion of the Secured Party, be held by the Secured Party as collateral for, and/or then or at any time thereafter applied (after payment of an amounts payable to the Secured Party pursuant to the Indenture) in whole or in part by the Secured Party against all or any part of the
Obligations for the ratable benefit of the holders of the Notes.           Any
cash held by the Secured Party as Pledged Collateral and all cash proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral may, in the discretion of the Secured Party, be held by the Secured Party as collateral for, and/or then or at any time thereafter applied (after payment of an amounts payable to the Secured Party pursuant to the Indenture) in whole or in part by the Secured Party against all or any part of the Obligations for the ratable benefit of the holders of the Notes.

                    The provisions of this Subsection 8(d) shall, without limiting the generality of any other provision of this Agreement, be applicable in the event any foreclosure shall take place in Louisiana on any Pledged Collateral or, in connection with any foreclosure hereunder, Louisiana law shall otherwise be applicable. Secured Party, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose this Agreement and sell the Pledged Collateral, or any portion thereof,